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
                                                                                                             EXHIBIT 12


                                                             MERRILL LYNCH PREFERRED CAPITAL TRUST III
                                                              MERRILL LYNCH PREFERRED FUNDING III, L.P.
                                                                COMPUTATION OF RATIOS OF EARNINGS TO
                                                   COMBINED FIXED CHARGES AND PREFERRED SECURITIES DISTRIBUTIONS
                                                                      (dollars in thousands)


                                           FOR THE THREE MONTHS ENDED                 FOR THE THREE MONTHS ENDED
                                               SEPTEMBER 24, 1999                          SEPTEMBER 25, 1998
                                     -------------------------------------      ---------------------------------------
                                       MERRILL LYNCH       MERRILL LYNCH          MERRILL LYNCH         MERRILL LYNCH
                                         PREFERRED           PREFERRED              PREFERRED             PREFERRED
                                     CAPITAL TRUST III   FUNDING III, L.P.      CAPITAL TRUST III     FUNDING III, L.P.
                                     -----------------   -----------------      -----------------     -----------------
Earnings                                 $ 13,531            $ 15,870               $ 13,531              $ 15,881
                                         ========            ========               ========              ========



Fixed charges                            $   -               $   -                  $   -                 $   -

Preferred securities distribution
  requirements                             13,125              13,531                 13,125                13,531
                                         --------            --------               --------              --------

Total combined fixed charges and
  preferred securities distributions     $ 13,125            $ 13,531               $ 13,125              $ 13,531
                                         ========            ========               ========              ========

Ratio of earnings to combined
  fixed charges and preferred
  securities distributions                   1.03                1.17                   1.03                  1.17






                                           FOR THE NINE MONTHS ENDED                FOR THE PERIOD JANUANRY 16, 1998
                                               SEPTEMBER 24, 1999                         TO SEPTEMBER 25, 1998
                                     --------------------------------------      --------------------------------------
                                       MERRILL LYNCH        MERRILL LYNCH          MERRILL LYNCH        MERRILL LYNCH
                                         PREFERRED            PREFERRED              PREFERRED            PREFERRED
                                     CAPITAL TRUST III    FUNDING III, L.P.      CAPITAL TRUST III    FUNDING III, L.P.
                                     -----------------    -----------------      -----------------    -----------------

Earnings                                 $ 40,593             $ 47,594               $ 38,196             $ 44,809
                                         ========             ========               ========             ========



Fixed charges                            $   -                $   -                  $   -                $   -

Preferred securities distribution
  requirements                             39,375               40,593                 37,050               38,196
                                         --------             --------               --------             --------

Total combined fixed charges and
  preferred securities distributions     $ 39,375             $ 40,593               $ 37,050             $ 38,196
                                         ========             ========               ========             ========

Ratio of earnings to combined
  fixed charges and preferred
  securities distributions                   1.03                 1.17                   1.03                 1.17

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